SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM S-8/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Post-Effective Amendment No. 1)

InterContinental Hotels Group PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (IRS Employer Identification No.)

67 Alma Road, Windsor, Berkshire
SL4 3HD, England
(Address of principal executive offices)

InterContinental Hotels Group Executive Share Option Plan
InterContinental Hotels Group Performance Restricted Share Plan
InterContinental Hotels Group Short Term Deferred Incentive Plan
InterContinental Hotels Group US Employee Stock Purchase Plan

___________________________________________________________
(Full title of the plan)
Robert Jackman
Six Continents Hotels, Inc.
Three Ravinia Drive, Suite 100
Atlanta, Georgia 30346-2149
Tel: (770) 604-8177
____________________________
(Name, Address and Telephone Number,
Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed maximum	Amount of
	to be	offering price per	aggregate offering	registration
Title of each class of securities to be registered	registered	unit(2)	price(2)	fee(3)

Ordinary Shares, par value 112 pence per share
InterContinental Hotels Group Executive Share Option Plan	20,000,000	$5.35	$107,000,000	$8,656
InterContinental Hotels Group Performance Restricted Share Plan	4,000,000	$5.35	$21,400,000	$1,731
InterContinental Hotels Group Short Term Incentive Plan	10,000,000	$5.35	$53,500,000	$4,328
InterContinental Hotels Group US Employee Stock Purchase Plan	7,000,000	$5.35	$37,450,000	$3,030

TOTAL(3)	41,000,000			$17,745

(1)	The amount of Ordinary Shares being registered represents the maximum aggregate amount issuable to employees in the United States pursuant to the above-referenced plans (the “Plans”) of InterContinental Hotel Group PLC (the “Registrant”) .

This Registration Statement on Form S-8 shall also cover any additional Ordinary Shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares of the Registrant.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on (i) the middle market quotation for the Ordinary Shares on April 16, 2003 on the London Stock Exchange, and (ii) the noon buying rate in New York City for cable transfers in pounds sterling as certified for custom purposes by the Federal Reserve Bank of New York on April 22, 2003 of £1 = $1.57.

(3)	The registration fee has been paid previously by the Registrant upon the initial filing of the registration statement and no additional fee is payable with respect to this post-effective amendment.

PART I
PART II
SIGNATURES
Index to Exhibits
Exhibit 4.2
Exhibit 5.1
Exhibit 23.1

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

This post-effective amendment no. 1 includes the following materials, which have been filed with or furnished to the Commission by the Registrant, and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

(a)	(1)	The Shareholder Circular, dated November 16, 2004, containing certain information about the share consolidation of the Registrant, furnished to the Commission under cover of a Form 6-K on December 8, 2004 (the “Shareholder Circular”); and

(2)	The Annual Report for the Registrant on Form 20-F for the fiscal year ended December 31, 2003, filed with the Commission on April 8, 2004 (the “Form 20-F”).

(b)	Not applicable.

(c)	The description of the Registrant’s ordinary shares of 112 pence each (an “Ordinary Share”) and American Depositary Shares (“ADSs”) each representing one Ordinary Share, and each ADS evidenced by an American Depositary Receipt, contained in the Shareholder Circular and the Form 20-F (as applicable).

In addition, all filings on Form 20-F filed by the Registrant pursuant to the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing such documents or reports. Also, to the extent designated therein, Reports on Form 6-K filed or furnished by the Registrant after the date hereof and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing or furnishing such documents or reports.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 161 of the Registrant’s Articles of Association provides:

Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against and/or exempted by the Company from all costs, charges, losses, expenses and liabilities incurred by him in actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

Section 310 of the Companies Act 1985 provides:

(1)	This section applies to any provision, whether contained in any company’s articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of a negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

(2)	Except as provided by the following subsection, any such provision is void.

(3)	This section does not prevent a company —

(a)	from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

(b)	from indemnifying any such officer or auditor against any liability incurred by him —

(i)	in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

(ii)	in connection with any application under section 144 (3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

and Section 727 of the Companies Act 1985 provides:

(1)	If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability in such terms as it thinks fit.

(2)	If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3)	Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

The Company maintains directors’ and officers’ liability insurance which provides insurance cover against the personal liabilities which directors and officers may incur by reason of their duties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following are filed as exhibits to this registration statement:

4.1	*	Memorandum and Articles of Association.
4.2	º	Specimen share certificate for the Registrant’s Ordinary Shares of 112 pence each.
4.3	*	Rules of the InterContinental Hotels Group Executive Share Option Plan.
4.4	*	Rules of the InterContinental Hotels Group Performance Restricted Share Plan
4.5	*	Rules of the InterContinental Hotels Group Short Term Deferred Incentive Plan.
4.6	*	Rules of the InterContinental Hotels Group US Employee Stock Purchase Plan.
5.1	º	Opinion of Linklaters, as to the validity of the securities being registered.
23.1	º	Consent of Ernst & Young LLP.
23.2	º	Consent of Linklaters (included in Exhibit 5.1 to this Registration Statement).
24.1	º	Power of Attorney (included on signature page).

*	Incorporated by reference to the Registration Statement on Form S-8 filed by the Registrant with the Commission on April 23, 2003.

º	Filed herewith.

ITEM 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect of the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of London, England, on December 13, 2004.

InterContinental Hotels Group PLC (Registrant)
By:	/s/ Catherine Springett
	Name:	Catherine Springett
	Title:	Head of Secretariat

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard North, Richard Solomons, Richard Winter and Catherine Springett, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Ordinary Shares of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as Member of the Board of Directors or Officer of the Registrant, this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as he may deem appropriate in respect of the Ordinary Shares of the Registrant, to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on April 23, 2003.

/s/ Sir Ian Prosser	/s/ Robert C. Larson

Sir Ian Prosser Director and Chairman	Robert C. Larson Director
#	/s/ David Prosser

Richard North Director and Chief Executive (Principal Executive Officer)	David Prosser Director
/s/ Richard Solomons

Director and Finance Director (Principal Financial and Accounting Officer)	Sir Howard Stringer Director
/s/ Richard Hartman	/s/ David Webster

Richard Hartman Director	David Webster Director
/s/ Stevan Porter	/s/ Robert Jackman

/s/ Stevan Porter Director	Robert Jackman Agent for Service of Process and Authorized Representative in the United States of America
/s/ Ralph Kugler Director

Ralph Kugler

#Mr. North is no longer employed by the Registrant and should not be deemed to have signed this post-effective amendment no.1.

Index to Exhibits

4.1	*	Memorandum and Articles of Association.
4.2	º	Specimen share certificate for the Registrant’s Ordinary Shares of 112 pence each.
4.3	*	Rules of the InterContinental Hotels Group Executive Share Option Plan.
4.4	*	Rules of the InterContinental Hotels Group Performance Restricted Share Plan.
4.5	*	Rules of the InterContinental Hotels Group Short Term Deferred Incentive Plan.
4.6	*	Rules of the InterContinental Hotels Group US Employee Stock Purchase Plan.
5.1	º	Opinion of Linklaters, as to the validity of the securities being registered.
23.1	º	Consent of Ernst & Young LLP.
23.2	º	Consent of Linklaters (included in Exhibit 5.1 to this Registration Statement).
24.1	º	Power of Attorney (included on signature page).

*	Incorporated by reference to the Registration Statement on Form S-8 filed by the Registrant with the Commission on April 23, 2003.

º	Filed herewith.